INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-108737 of Datatec Systems, Inc. and subsidiaries of our report dated July 22, 2003 (October 15, 2003 as to Note 20) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the retroactive application of a change in accounting principle) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

November 25, 2003